EXHIBIT (11)

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

     The information required by this Exhibit is set forth under Note 10 "Earnings per Share" on pages 16 through 17 of the Company's 2002 Annual Report, which section is incorporated herein by reference.


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